UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 17, 2014

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

_________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

(a)  Dismissal of Previous Independent Registered Public Accounting Firm.

i.  Effective October 17, 2014, the Audit Committee of the Board of Directors (the “Audit Committee”) of Sutor Technology Group Limited (the “Company”) approved the dismissal of Grant Thornton, the China member firm of Grant Thornton International (“Grant Thornton”) as the Company's independent registered public accounting firm.

ii.  Grant Thornton’s reports on the Company’s financial statements as of and for the fiscal years ended June 30, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

iii.  Other than described below, during the Company’s two most recent fiscal years (ended June 30, 2014 and 2013) and during the subsequent interim period through October 17, 2014, there were (1) no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

In connection with the audit of the Company’s financial statements for the fiscal year ended June 30, 2014, Grant Thornton raised questions and planned to expand the scope of audit work on the revenue contributed from certain significant customers of the Company. As part of its audit scope, Grant Thornton selected the significant sales to these customers, which were reported as third-party sales, for testing. These transactions represented approximately two-thirds of unaudited fourth quarter revenue. Grant Thornton questioned whether the sales to these four customers in the fourth quarter satisfied revenue recognition criteria, due to certain facts related to the sales transactions, such as lack of fixed payment terms and the lack of cash receipts related to any of these transactions from the end of the fiscal year through the date we dismissed Grant Thornton.

In addition to questioning the sales for proper revenue recognition, Grant Thornton questioned the Company’s classification of the sales as third-party sales based on the fact that management of the majority of these customers were former employees of Shanghai Huaye Iron & Steel Group Co., Ltd., a PRC company of which the Company’s major shareholder and her husband are 100% owners, and three of the customers’ primary places of business resided at the related party facilities and location of one customer was not verified, as noted below. As the fourth quarter was a slow period for the steel industry with significant declines in steel prices and demand in China, Grant Thornton also questioned the substance of these significant sales in addition to the aspects of these sales mentioned previously.

As part of their procedures to complete their audit work related to these transactions, Grant Thornton would seek information that is not in the possession, custody or control of the Company. Grant Thornton indicated that the documentation we provided to substantiate the transactions did not satisfactorily achieve their audit objectives and they requested the following:

•	Financial records and other business or credit rating information of the customers in question
•	Information regarding the corporate structure of these customers and business agreements between those entities and our related party
•	Permission to perform site visits at the customer locations, interview management, and observe the inventory and sales records between the Company and the customers.

Initially the site visits were arranged by the customers with the consent of the Company, but after the customers requested to know Grant Thornton’s procedures in advance of the visit all four customers revoked their consent to allow Grant Thornton to perform site visitations.

In addition to revenue testing, Grant Thornton requested that the Company revise its analysis of inventory reserves and further evaluate the recoverability and classification of inventory advances paid to related parties due to downward trend in the steel prices and demand in the China market subsequent to the fiscal year-end period.

Grant Thornton also advised the Company and the Audit Committee that, depending upon what Grant Thornton learned from the procedures performed pursuant to its audit scope, it might request additional information. The Company has concluded that Grant Thornton’s proposed procedures may create risks for the Company with respect to the Company’s obligation to timely file its annual report on Form 10-K for the fiscal year 2014.

These issues and requests were not resolved to Grant Thornton’s satisfaction.

The Audit Committee has carefully considered the additional work proposed by Grant Thornton and discussed the disagreement with Grant Thornton. The Company has authorized Grant Thornton to respond fully to inquiries of the successor accountant of the Company concerning this matter.

(b)  Engagement of New Independent Registered Public Accounting Firm

i.  Concurrent with the decision to dismiss Grant Thornton as the Company’s independent auditor, the Audit Committee approved the engagement of BDO China Shu Lun Pan Certified Public Accountants LLP (“BDO”) as the Company’s new independent registered public accounting firm.

ii.  During the Company’s two most recent fiscal years (ended June 30, 2014 and 2013) and during the subsequent interim period through October 17, 2014, the Company did not consult BDO with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has full confidence in BDO’s ability to conduct the audit work independently, diligently and expeditiously. In addition, the Company remains fully confident in all of its previously reported financials and filings as to their accuracy and does not expect any material changes.

The Company provided Grant Thornton with a copy of this disclosure on October 21, 2014, providing Grant Thornton with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company's expression of its views, or the respect in which Grant Thornton does not agree with the statements contained herein. When received, a copy of Grant Thornton’s letter will be filed as an exhibit to an amendment of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

16.1	Letter from Grant Thornton to the U.S. Securities and Exchange Commission (to be filed by amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: October 23, 2014

/s/ Zhuo Wang

Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

16.1	Letter from Grant Thornton to the U.S. Securities and Exchange Commission (to be filed by amendment)